Exhibit 99.2

                         PREMIER NATIONAL BANCORP, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                AT MARCH 31, 1998
                                   (UNAUDITED)
                       (In thousands, except share amount)


                                                      Hudson                             Proforma
                                                    Chartered        Progressive        Adjustments          Total
                                                    ---------        -----------        -----------          -----
Assets:
Cash and due from banks                               $33,082          $14,077                               $47,159
Federal funds sold                                     31,600           47,200                                78,800
Securities                                            214,392          242,443                               456,835
Loans net of unearned income                          464,396          570,720                             1,035,116
   Less:  Allowance for loan losses                    (9,863)          (9,685)                              (19,548)
                                                     --------         --------                            ----------
Net loans                                             454,533          561,035                             1,015,568
Premises and equipment                                 16,495            9,917                                26,412
Goodwill                                                  202            7,067                                 7,269
Other assets                                           12,860           14,371                                27,231
                                                     --------         --------                            ----------
TOTAL ASSETS                                         $763,164         $896,110                            $1,659,274
                                                     ========         ========                            ==========

Liabilities:
Non interest bearing deposits                        $144,398          $66,419                              $210,817
Interest bearing deposits                             540,038          732,943                             1,272,981
                                                     --------         --------                            ----------
   Total deposits                                     684,436          799,362                             1,483,798
Notes payable                                           1,725                                                  1,725
Other liabilities                                       5,000           17,019                                22,019
                                                     --------         --------                            ----------

TOTAL LIABILITIES                                     691,161          816,381                             1,507,542
                                                     --------         --------                            ----------

Common stock                                            5,729            4,428             $1,144             11,301
Additional paid-in capital                             38,979           25,879             (5,060)            59,798
Retained earnings                                      27,979           59,058             (6,058)            80,979
Accumulated other comprehensive income                    884              338                                 1,222
Treasury stock                                         (1,568)          (9,974)             9,974             (1,568)
                                                     --------         --------             ------         ----------
TOTAL STOCKHOLDERS' EQUITY (see note 6)                72,003           79,729                               151,732
                                                     --------         --------                            ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                 $763,164         $896,110                            $1,659,274
                                                     ========         ========                            ==========

Book value per share                                   $10.13           $20.84                                $10.74


See notes to unaudited pro forma condensed combined financial statements.

                         PREMIER NATIONAL BANCORP, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                AT MARCH 31, 1998
                                   (UNAUDITED)
                       (In thousands, except share amount)


                                                      Hudson                           Proforma
                                                    Chartered       Progressive       Adjustments           Total
                                                    ---------       -----------       -----------           -----
Interest income:
   Loans, including fees                              $10,314          $12,939                               $23,253
   Federal funds sold and other                           290              563                                   853
   Securities                                           2,800            3,710                                 6,510
                                                    ---------        ---------                            ----------
Total interest income                                  13,404           17,212                                30,616
                                                    ---------        ---------                            ----------

Interest expense:
   Deposits                                             5,355            8,503                                13,858
   Other                                                   23                0                                    23
                                                    ---------        ---------                            ----------
Total interest expense                                  5,378            8,503                                13,881
                                                    ---------        ---------                            ----------

Net interest income                                     8,026            8,709                                16,735
Provision for loan losses                                 600              375                                   975
                                                    ---------        ---------                            ----------
Net interest income after
   provision for loan losses                            7,426            8,334                                15,760

Noninterest income                                      1,476              870                                 2,346
Other expense                                           5,690            5,767                                11,457
                                                    ---------        ---------                            ----------

Income before income taxes                              3,212            3,437                                 6,649
Income taxes                                            1,113            1,405                                 2,518
                                                    ---------        ---------                            ----------

Net Income                                             $2,099           $2,032                                $4,131
                                                    =========        =========                            ==========

Weighted average common share:
   Basic                                            7,094,000        3,846,000                            14,094,000
   Diluted                                          7,325,000        3,969,000                            14,549,000

Per common share:
   Basic earnings                                       $0.30            $0.53                                 $0.29
   Dilute earnings                                       0.29             0.51                                  0.28

Dividends declared                                       0.13             0.20                                  0.13


See notes to unaudited pro forma condensed combined financial statements.

                         PREMIER NATIONAL BANCORP, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) The accompanying unaudited pro forma condensed combined financial statements were prepared assuming that the Merger had been consumated as of March 31, 1998, and the pooling-of-interests method had been applied in accounting for the Merger.

(2) Pro forma earnings per common share (EPS) have been calculated based on the applicable average number of Hudson Chartered common shares outstanding, plus additional common shares assumed to be issued in the Merger in exchange for outstanding Progressive common shares based on the Exchange Ratio of 1.82. To the extent cash is paid to Progressive stockholders in lieu of fractional shares, common shares outstanding and common stockholders' equity would be reduced. The respective managements expect that cash will be paid to stockholders in lieu of issuing fractional shares for less than 1/4 of 1% of the shares held by Progressive stockholders and, accordingly, such shares have not been excluded from the pro forma data.

(3) The pro forma information presented does not reflect anticipated merger (legal, accounting, tax, regulatory and severance) and integration costs (conversion, abandonments, relocation, promotional material and forms), which are presently estimated to total $7.4 million before taxes and $5.6 million after taxes. The pro forma information also does not reflect potential cost savings or revenue enhancements expected to be realized subsequent to consummation of the Merger.

(4) Pro forma entry to retire Treasury stock held by Progressive (approximately 572,000 shares having a par value of $1.00 per share):

Common stock                                        $572,000
Additional paid-in capital (A)                     3,344,000
Retained earnings                                  6,058,000

Treasury stock (at cost)                                        $9,974,000

(A) Represents the pro rata portion of Progressive's total paid-in capital applicable to the Treasury shares.

(5) Pro forma entry to issue 1.82 Premier National Bancorp common shares in exchange for each Progressive common share.
The par value of Premier National Bancorp common shares to be issued as of March 31, 1998, is determined as follows:

Hudson Chartered common shares                                   7,108,737
Progressive common shares (3,855,781 common                      7,017,521
shares times exchange ratio of 1.82)                           -----------
Total common shares                                             14,126,258

Par value per common share                                           $0.80
                                                               -----------
Total par value                                                $11,301,006

Actual combined par value of common stock at March 31, 1998:

Hudson Chartered                                                $5,729,000
Progressive (after retirement of Treasury shares)               $3,856,000    $9,585,000
                                                               -----------    ----------

Required increase in par value                                                $1,716,006
                                                                              ----------
Entry to record increase in par value:
Additional paid-in capital                                      $1,716,006
Common stock                                                                  $1,716,006

(6)  Summary of the pro forma entries in Notes (4) and (5) above:

Additional paid-in capital                                      $5,060,000
Retained earnings                                                6,058,000

Common stock                                                                  $1,144,000
Treasury stock                                                                 9,974,000


(7) Authorized, issued and outstanding share information is as follows at March 31, 1998


                                                   Hudson                       Premier
Preferred                                         Chartered    Progressive     Pro forma
---------                                         ---------    -----------     ---------
Authorized                                         5,000,000     5,000,000      5,000,000
Issued and outstanding                                     0             0              0

Common
------

Par value                                              $0.80         $1.00          $0.80
Authorized                                        20,000,000    15,000,000     50,000,000
                                                                                      (A)
Issued                                             7,161,278     4,427,999     14,135,170
Outstanding                                        7,108,737     3,855,781     14,126,258
                                                                                      (B)

(A) Reflects the increase in authorized shares from 20,000,000 to 50,000,000 upon consummation of the Merger.

(B) Does not reflect Progressive shares held in Treasury, which will be retired upon consummation of the Merger.